UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/18/2011

LookSmart, Ltd.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-26357

Delaware	13-3904355
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

55 Second Street
San Francisco, CA 94105
(Address of principal executive offices, including zip code)

415-348-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 18, 2011, LookSmart, Ltd. announced the appointment of Scott L. Kauffman to its Board of Directors. Scott has more than 25 years of senior executive and board leadership experience with both public and private companies. He is a widely recognized expert in the fields of digital entertainment, Internet media and consumer marketing. Most recently, Scott was the President and CEO, and a member of the board of Geeknet (NASDAQ:GKNT), the parent company of SourceForge, Slashdot and ThinkGeek. He joined Geeknet shortly after Yahoo! acquired BlueLithium, where he served as President and COO. Scott is currently the Chairman of several venture-backed Internet companies (TuneUp Media, MetaChannels, Lotame, Mintbox) and a member of the board of MDC Partners (Nasdaq:MDCA). Mr. Kauffman's appointment brings the total number of directors of the Company to six.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LookSmart, Ltd.

Date: April 18, 2011	By:	/s/ William O'Kelly
William O'Kelly
SVP Operations & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	LookSmart Announces Appointment of Scott Kauffman to Board of Directors